NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF


	                ARROW-MAGNOLIA INTERNATIONAL, INC.
	                         2646 Rodney Lane
	                       Dallas, Texas 75229


	                     To be Held May 29, 2003

	Notice is hereby given that the Annual Meeting of Shareholders of Arrow-Magnolia International, Inc. will be held on Thursday, May 29, 2003 at 10:00 a.m., Dallas, Texas time at 2646 Rodney Lane, Dallas, Texas 75229, for the following purposes:

	1. To elect a Board of Directors of five (5) persons as nominated in the accompanying Proxy Statement, such Directors to hold office until the next annual meeting of shareholders and until their successors are elected;

	2. To approve the Company's Non-Qualified Stock Option Plan as amended to increase the number of shares subject thereto to 1,007,600 to permit issuance of options to a Vice President; and

	3. To transact such procedural matters as may properly be brought before the meeting or any adjournment or adjournments thereof.

	Said meeting may be adjourned from time to time without other notice than by announcement at said meeting, or at any adjournment thereof, and any and all business for which said meeting is hereby noticed may be transacted at any such adjournment.

	The Board of Directors has fixed March 31, 2003 as the date for taking of a record of the shareholders entitled to notice of and to vote at the meeting and at any adjournment or adjournments thereof. The stock transfer books will not be closed.

	Enclosed is a form of Proxy solicited by the Board of Directors of the Company. Shareholders who do not plan to attend the meeting in person are requested to date, sign and return the enclosed Proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. Your Proxy may be revoked at any time before it is exercised and will not be used if you attend the meeting and prefer to vote in person.


                                             BY ORDER OF THE BOARD OF DIRECTORS


					      MARK I. KENNER
		                              Chairman of the Board



Dallas, Texas
April 29, 2003

                       ARROW-MAGNOLIA INTERNATIONAL, INC.
	                        2646 Rodney Lane
	                      Dallas, Texas 75229

	                        PROXY STATEMENT

                   Solicitation by the Board of Directors
                      of Proxies from Shareholders for
                     the Annual Meeting of Shareholders
                        to be held on May 29, 2003

	Arrow-Magnolia International, Inc. (hereinafter called the "Company") solicits your proxy in the enclosed form, which you are requested to fill out, sign as indicated and return to the Company in the enclosed, self-addressed envelope, which requires no postage if mailed in the United States. You are encouraged to return your completed proxy whether or not you intend to attend the meeting in person.

	Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by filing a written revocation or a duly executed proxy bearing a later date. Any written revocation may be delivered in person or mailed to the Company at 2646 Rodney Lane, Dallas, Texas 75229, Attn: President. A shareholder who attends the Annual Meeting in person may revoke his proxy at the Annual Meeting and vote in person if he so desires.

	Proxies are being solicited by mail and all expenses of solicitation have been or will be borne by the Company. The approximate day on which this Proxy Statement and form of proxy will be sent to security holders is May 5, 2003.

	March 31, 2003 has been fixed as the record date for the determination of shareholders of the Company entitled to notice of and to vote at the Annual Meeting or at any adjournments thereof. At the close of business on that date, 3,248,566 shares of Common Stock, par value $0.10 per share, (the "Common Stock"), were issued and outstanding, each share entitling the holder thereof to one vote. Cumulative voting in the election of Directors is not allowed.

	Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum at the Annual Meeting. Because Directors are elected by a plurality of the votes cast by shareholders, abstentions and broker non-votes are not counted and have no effect in determining which candidates have received the highest number of votes and are elected, except in affecting the total number of votes cast for a nominee. Abstentions and broker non-votes will affect whether a majority of votes in attendance are cast with respect to an issue. With respect to any matter brought before the Annual Meeting requiring the affirmative vote of a majority or other proportion of outstanding shares, an abstention or non-vote will have the same effect as a vote against the matter being voted upon.

	All shares of the Company represented by proxies relating to shares of the Common Stock received in time and in proper form and condition and not revoked will be voted as specified in the proxy, or in the absence of specific direction, the proxy will be voted by the person designated therein:

1. FOR the election as Directors of the Company of the five (5) nominees named below to hold office until the next annual meeting of shareholders and until their respective successors shall be duly elected. In the event any of such nominees should become unable to serve as a Director, the proxies will be voted in accordance with the best judgment of the person acting under it.

2. FOR approval of the Company's Non-Qualified Stock Option Plan as amended to increase the number of shares subject thereto to 1,007,600 to permit issuance of options to a Vice President.

	The management knows of no other matters to be submitted to the 2003 Annual Meeting with respect to which the shareholders are entitled to vote, but if other procedural matters do properly come before the meeting, the persons named in the proxy will vote according to their best judgment.

                         SECURITIES OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	The following table sets forth information regarding the Company's Common Stock owned at March 31, 2003, by (i) each shareholder known to the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's Directors or nominees for Director, and (iii) all officers, Directors and nominees as a group.

Name and Address          Number of Shares           Percent
of Beneficial Owner       Beneficially Owned         of Class
-------------------       ------------------         --------
Estelle Shwiff            1,026,608 (1)              29.7%
5111 Tanbark
Dallas, Texas 75229

Mark I. Kenner              751,066 (2)              21.8%
2646 Rodney Lane
Dallas, Texas 75229

Fred Kenner                 464,615 (3)              13.5%
2646 Rodney Lane
Dallas, Texas 75229

Richard P. Kiphart and      282,300                   8.7%
Shoreline Micro-Cap Fund I
c/o William Blair & Co.
222 West Adams
Chicago, Illinois 60606

Fred T. Bennett                   0                    0%
3524 Fairmont Street
Dallas, Texas 75219

Robert D. DeRosier           38,850                   1.2%
10421 Silverock Drive
Dallas, Texas 75218

Jeff Levitt
11930 Preston Road #140           0                    0%
Dallas, Texas 75230

All Officers, Directors   1,254,531 (4)              34.6%
and Nominees as a Group
(Five Persons)

(1)  Includes 204,974 shares which may be acquired upon exercise of an option.
(2)  Includes 193,261 shares which may be acquired upon exercise of an option.
(3)  Includes 187,404 shares which may be acquired upon exercise of an option.
(4)  Includes 380,665 shares which may be acquired upon exercise of options.

                    ELECTION OF DIRECTORS AND INFORMATION
                         AS TO DIRECTORS AND NOMINEES

	At the 2003 Annual Meeting, the shareholders of the Company will elect five (5) Directors, in each case to hold office until the next annual meeting and until their respective successors shall be duly elected. There will be submitted by the Board of Directors of the 2003 Annual Meeting for election as Directors the following five (5) nominees:

	Mark I. Kenner
	Fred Kenner
	Fred T. Bennett
	Robert D. DeRosier
	Jeff Levitt

	The Directors, nominees and executive officers of the Company are as follows:

    Name                Age    Position With Registrant
    --------------      ---    ------------------------
    Mark I. Kenner      71     Director, Chairman and Chief Executive Officer

    Fred Kenner         50     Director, President and Chief Operating Officer

    Fred T. Bennett     59     Director

    Robert D. DeRosier	76     Director

    Jeff Levitt		42     Director


	Mark Kenner, Fred Kenner and Robert D. DeRosier were elected Directors of the Company on May 9, 2002. Fred T. Bennett and Jeff Levitt were elected on October 9, 2003 to fill vacancies resulting from the death of Morris Shwiff and the resignation of Clifton R. Duke. Each will hold his position until his successor is elected.

	Each of the above named officers was elected to his respective office with the Company by the Board of Directors of the Company on May 9, 2002, except that Mr. Mark I Kenner was elected Chairman after the death of Morris Shwiff. Mr. Mark I. Kenner is the father of Mr. Fred Kenner.

	The principal occupation and employment during the past five years of the Directors and each of the executive officers of the Company are as follows:

	Mark I. Kenner has served as Chairman of the Board of Directors of the Company since July 2002 and Chief Executive Officer since February 1999.
Prior to that time, he had served as Executive Vice President of the Company since December 1985. For more than five years prior to December 1985, Mr. Kenner was a Director, Vice President and stockholder of Arrow Chemical Corporation.

	Fred Kenner has served as Director and President of the Company since February 17, 1999. Prior to that time, he had served as Vice President, Secretary and Treasurer of the Company since December 1985. For more than five years prior to December 1985, Mr. Kenner was a Director, Secretary and Treasurer and stockholder of Arrow Chemical Corporation.

	Fred T. Bennett is an attorney with the law firm of Stillman & Bennett, P.C., Dallas, Texas. He received a Bachelor of Business Administration from the University of Texas at Arlington in 1965 and a Juris Doctor from the University of Houston in 1968.

	Robert D. DeRosier is the retired Chairman of the Board of AmRep, Inc., a manufacturer of specialty chemicals, where he served until 1991. He received a Bachelor of Science in Chemical Engineering from Northwestern University.

	Jeff Levitt is President of Fitness Headquarters, Inc., a privately held corporation engaged in the business of providing physical fitness facilities.
He received a Bachelor of Commerce and is a Chartered Accountant in South
Africa.

	Directors are elected annually and serve until their successors are duly elected and qualified. Officers serve at the discretion of the Board.

	The Company's Board of Directors has an Audit Committee composed of non-employee Directors DeRosier and Levitt and the Company's President, Fred
Kenner. The Company has no standing nominating or compensation committee. During the fiscal year ended December 31, 2002, the Audit Committee held one meeting and the Board of Directors held seven meetings (or their equivalent), and each incumbent Director then serving participated in at least 75% of the aggregate number of meetings (or their equivalent) of the Board and its committees on which he served.

Audit Committee Report

	The Audit Committee currently consists of two Directors, Messrs. Levitt and DeRosier, who are independent, and one Director, Mr. Fred Kenner, who would not be deemed independent as defined by NASDAQ listing standards. Mr. Kenner is active as President and an employee of the Company. The Audit Committee has been appointed to review the Company's financial statements and its relationship with independent auditors. The Board adopted a written charter for the Audit Committee effective May 24, 2000, which was amended January 30, 2001.

	The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2002 with management and has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has not yet received the written disclosures and the letter required by Independence Standards Board Standard No. 1, but anticipates doing so and has discussed with the Company's auditors the auditors' independence. The Committee considered the fees paid to the auditors for audit and other services in connection with this discussion. Based thereon, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB.

                                        Fred Kenner
                                        Robert D. DeRosier
                                        Jeff Levitt

Compliance With Section 16(a) of the Exchange Act.

	Based solely upon a review of Forms 3, 4 and 5 furnished to the Company, none of the Directors, executive officers or beneficial owners of more than 10 percent of the Company's Common Stock during fiscal 2002 failed to file any report under Section 16(a) of the Exchange Act with respect to the Company's most recent fiscal year, except that Messrs. Bennett and Levitt each filed
Forms 5 to report their initial holdings after failing to file timely Forms 3 and Mr. DeRosier filed a Form 5 after failing to file a timely Form 4 to report a transaction in January 2002.

                         EXECUTIVE COMPENSATION

	The following table summarizes the monetary and non-monetary compensation paid by the Company during the three fiscal years ended December 31, 2002 to the Company's chief executive officer and to the Company's other executive officers.

                      SUMMARY COMPENSATION TABLE
				                        Long-Term
                  	                                Compensation Awards
                                                        -------------------
Name and                        Annual                  Number of Shares
Principal                       Compensation            Subject to
Position                Year    Salary    	Bonus   Options Granted
--------------          ----    ----------      ------  ---------------
Morris Shwiff,		2002     $ 86,800*           $0	      0
Chairman of             2001     $161,200       $40,300       0
the Board		2000     $161,200       $40,300       0

Mark I. Kenner,     	2002     $154,700            $0       0
Director,               2001     $154,700  	$38,675       0
Chairman and		2000     $154,700  	$38,675       0
Chief Executive Officer

Fred Kenner,            2002     $148,200            $0       0
Director, President	2001     $148,200  	$37,050       0
and Chief Operating     2000     $148,200  	$37,050       0
Officer

*Represents compensation paid through July 13, 2003, the date of Mr. Shwiff's death.

Option Exercises and Fiscal Year End Option Values

	The following table reflects option exercises during the fiscal year ended December 31, 2002, the number of shares underlying both exercisable and unexercisable options as of the fiscal year end and the value of unexercised "in the money" options as of the fiscal year end:

       Number
       of Shares          Number of Shares           Value of Unexercised
       Acquired           Underlying Unexercised     In the Money Options
       on    	 Value    Options at Fiscal Year End at Fiscal Year End (1)
Name   Exercise  Realized Exercisable Unexercisable  Exercisable Unexercisable
----   --------  -------- ----------- -------------  ----------- -------------
Estate of
Morris
Shwiff 	     0 	      0    204,974      -            $289,013      -

Mark I.
Kenner       0 	      0    193,261      -            $272,498      -

Fred
Kenner       0 	      0    187,404      -            $264,240      -

(1) For purpose of calculating this value, the Company has utilized the closing price for the Company's common stock as of December 31, 2002 as reported by the Nasdaq SmallCap Market.

Employment Agreements

	The Company has entered into employment agreements with the Chairman and President of the Company. The agreements provide terms of three years, with evergreen provisions extending the term an additional year at the end of each year of service unless either party gives notice of intent not to renew at least six months prior to the end of each year of service. These agreements also provide for a lump sum payment of the lesser of the compensation payable during the balance of the term or the amount that is $1.00 less than a "parachute" payment under the Internal Revenue Code if certain terms of the executives' employment are altered and the executive elects to terminate after a change of control of the Company. All such agreements contain provisions assigning all discoveries by the employee to the Company and restricting use or disclosure of confidential information.

                       INFORMATION CONCERNING THE
                     NON-QUALIFIED STOCK OPTION PLAN
General

	The Board of Directors approved the Non-Qualified Stock Option Plan (the "Plan"), which then provided for the reservation and issuance of up to 200,000 shares of the Company's Common Stock, effective December 1, 1994.
Subsequently, in January, 1995, the Board of Directors approved amendments to the Plan increasing the number of shares available and reserved for issuance pursuant to the Plan to 250,000. In 1995, the Company declared a 10% stock dividend on the Common Stock, and shares under the Plan and outstanding options were adjusted to 110% of their original amount, but exercise prices
were not adjusted.   In 1996, a one-for-one stock dividend was declared, and
shares under the Plan and outstanding options were adjusted to twice of their original number and exercise prices were halved. In each of 1997, 1998 and 1999, 10% stock dividends were declared, and each time shares under the Plan and outstanding options were adjusted to 110% of their original amount, but exercise prices were not adjusted. As a result of these adjustments and additional shares authorized to be issued by the Board of Directors from time to time, the Plan was increased to permit issuance of options to acquire up to 957,600 shares through January 2000. No additional amendments have been made since that date. The Plan provides that it shall continue in effect through December 31, 2004

	The Board of Directors proposes to amend the Plan to increase the shares reserved and issuable under the Plan to 1,007,600 to permit the Company to issue additional options to a Vice President, as disclosed herein. Approval of a majority of shares present at the Annual Meeting will be required to approve the Plan as amended. Mark Kenner and Fred Kenner, who together own beneficially 33.5% of the Company's Common Stock and 27.9% of the Company's outstanding Common Stock and hold options under the Plan, intend to vote in favor of the Plan as amended.

Purpose

	The purposes of the Plan are to maintain competitive compensation levels and provide an incentive for key employees of the Company to remain in the employ of the Company. The Company believes that providing an opportunity for such employees to acquire or enlarge a proprietary interest in the Company will encourage them to devote their best efforts to the benefit of the Company, thus advancing the interests of the Company.

Administration

	The Plan is administered by the Board of Directors of the Company. Subject to the express provisions of the Plan, the Board has sole discretion and authority to determine from among eligible employees and independent contractors those to whom and the time or times at which such awards may be made and the form and amount of such awards. The Board also has complete authority to impose limitations, restrictions and conditions upon any such award and to interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary in the administration of the Plan.

Eligibility

	Any executive officer or other key employee of the Company, its subsidiaries and affiliates is eligible to participate in the Plan and certain independent contractors, such as managerial consultants and financial and legal advisors, may be granted awards under the Plan.

Terms of Options

	The Plan contemplates that awards may contain a combination of the following rights:

	1.	Stock Options - Options to acquire common stock which are not entitled to treatment as incentive stock options under the Internal Revenue
Code.

	2.	Cashless Exercise Rights - Rights to acquire an equivalent number of shares equal in present market value to the difference between current market value and exercise price of the stock purchasable pursuant to any stock options granted.

	(a)	Exercise Price.  The exercise price of each option granted under the Plan is determined by the Company's Board of Directors based upon the historical and projected financial performance of the Company, the price of the Common Stock as traded, the contribution or ability to contribute of each participant to the Company's performance and such individual's rates of other compensation. To date, all options have been issued at the market prices prevailing at the date of issuance, and the Board of Directors intends to make any additional issuances at prevailing market prices.

	(b)	Exercise of Options.  At the time of grant of an option and within the parameters of the Plan, the Board may determine the time or times at which and the period or periods during which such option will become or be exercisable and whether such option shall become exercisable in full or in installments (which may be cumulative or noncumulative). The practice of the Company has been to grant options which vest cumulatively over a period of four years, with 20% of the options vesting on the date of grant and 20% vesting on each anniversary of the date of grant. The Board also generally requires that each employee granted an option remain in the continuous employ of the Company for such period or periods from the date of grant of the option as the Board may determine before the right to exercise the option shall accrue. Each exercise of an option is made by written notice to the Company.
The exercise price upon such exercise may be made in full at the time of purchase or upon such terms as may be determined by the Committee and may be paid in cash or with previously owned shares of the Company's Common Stock at its fair market value at the date of exercise.

	(c)	Termination of Options.  Options granted under the Plan expire ten years from the date of grant, unless a shorter period is provided in the option agreement. All options also terminate upon the termination of the employment of any participant, except in the case of death of a participant, in which event an option may be exercised with the shorter of the remaining term of the option or one year from such death, and in the case of retirement or disability, in which event the option may be exercised within the shorter of the remaining term of the option or three months after the date of termination. No option may be exercised by any person after the expiration of its term.

	(d)	Nontransferability of Options.  An option is not transferable by the optionee, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and is exercisable only by the optionee during his or her lifetime or, if the optionee dies, by a person who acquires the rights to exercise the option by bequest or inheritance. However, upon a Change of Control, defined in the Plan as any transaction in which Morris Shwiff, Mark Kenner and Fred Kenner and their successors cease to hold at least a majority of the outstanding Common Stock of the Company, all options become transferable.

	(e)	Other Provisions.  The specific terms of each option are
evidenced by a stock option agreement in such form as is determined from time to time by the Board. Such agreement may contain any provision not inconsistent with the terms of the Plan and with the laws of the state of incorporation of the Company, including terms as to forfeitures, vesting and other matters, deemed appropriate by the Board.

Adjustments; Business Combinations

	In the event of a stock dividend, stock split or combination of shares, merger, consolidation, reorganization, recapitalization, or other change in the corporate structure or capitalization affecting the Company's outstanding Common Stock, the Board may elect to make adjustments in the number or kind of shares and/or other securities available upon exercise of, and the exercise price of, options granted and to be granted under the Plan.

	In addition, in the event of a merger or consolidation of the Company with or into another corporation in which the Company shall not be the surviving corporation, a dissolution of the Company, or a transfer of all or substantially all of the assets of the Company to another party, then, each option outstanding immediately prior to the consummation of such transaction shall be assumed by the successor corporation, if appropriate provision is made in connection with such transaction, or shall become immediately exercisable prior to such transaction and any unexercised portion of an option shall terminate as of the effective date of such transaction.

Amendment of the Plan

	The Board may amend the Plan or condition or modify awards under the Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements. In addition, the Board may terminate, modify or amend the Plan in any respect, but may not, without the consent of a participant, affect his or her rights under an award previously made.

Reference to Plan Documents

	The preceding description of the terms of the Plan are necessarily incomplete and are subject to and qualified in their entirety by the actual terms of the Plan documents, to which reference is hereby made. Copies of such documents are attached as exhibits to the Company's public filings.

Tax Information

	None of the options issued under the Plan are qualified as incentive stock options under Section 422 of the Internal Revenue Code (the "Code"). As a general matter, non-qualified options are taxed on the date of exercise unless there is a readily ascertainable fair market value for the options at the date of grant. If a market for the options exists, they are taxed on the date of grant. Since options for Common Stock are not actively traded on an established market, any tax would be recognized upon the date of exercise for the amount of the difference between the market value per share and the exercise price per share.

	After exercise, the basis in the stock acquired will equal to the sum of the exercise price paid plus the amount so recognized as income. Any stock acquired will be treated as a capital asset. Upon resale, the participant would be required to report the difference between the resale price and the basis in the stock as a capital gain (or loss) for income tax purposes.

	Conversely, the Company is entitled to a deduction for the amount reported as income, subject to certain restrictions and compliance with tax withholding requirements. Under the terms of the Plan, the Company has the right to require any participant to pay amounts sufficient satisfy all applicable withholding tax requirements prior to delivery of any certificate for shares of Common Stock. Alternatively, at its option, the Company may elect to withhold shares to satisfy these obligations.

	Upon death, the option or warrant is treated as a non-arm's length disposition of the option by which the recognition of gain by the estate is deferred until exercise of the option. At that time, the difference between the exercise price and the market value of the stock is taxable to the estate as income in respect of a decedent.

	The foregoing summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant of options and purchase of shares under the Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of the income tax laws of any state or foreign country in which the participant may reside. Actual tax consequences may vary depending upon the particular facts and circumstances relating to each participant. Each participant is therefore urged to consult his own tax adviser with respect to the federal tax consequences to him and the application and effect of any state, local and foreign taxes.

Options to be Issued and Outstanding

	The only new options to be issued under the Plan as amended would be an option to acquire 100,000 shares to be issued to John Niland, a Vice President of the Company. Such options would be issued at the closing price of the Company's Common Stock as Quoted by NASDAQ on the last day preceding the date of issuance, which would be the date of the Annual Meeting if the amendment of the Plan is approved, and would vest over a period of five years in consideration of services rendered. The closing price of the Company's Common Stock on April 29, 2003 was $2.03.

	The following table contains information about options presently outstanding under the Plan:

                    Number of              Approximate
                    Shares       Average   Dollar Value
Name and            Subject to   Exercise  at             Issuance Expiration
Principal Position  Options      Price     12/31/2002(1)  Dates    Dates
------------------  ----------   -------   -------------  -------  ----------
Mark I. Kenner,     193,261      $0.50     $272,498      12/1/1994 11/30/2004
Director, Chairman
and Chief Executive
Officer

Fred Kenner,        187,404      $0.50     $264,240      12/1/1994 11/30/2004
Director, President
and Chief Operating
Officer

All Executive       380,665      $0.50     $536,738      12/1/1994 11/30/2004
Officers
as a Group (2 Persons)

Estelle Shwiff,     204,974      $0.50     $289,013      12/1/1994  7/12/2003
Individually and
as Executor of the
Estate of Morris
Shwiff

John Niland,        110,473      $1.40      $77,331       1/3/1995    1/2/2005
Vice President                                            -1/1/1997 -12/31/2006

All Employees,      292,453      $1.70      $87,736        1/2/1995    1/2/2005
                                                         -1/11/2000  -1/10/2010
Including All
Officers Who Are
Not Executive
Officers, as a
Group

(1) For purpose of calculating this value, the Company has utilized the closing price for the Company's common stock as of December 31, 2002 as reported by the Nasdaq SmallCap Market.

Shareholder Approval

	Neither the Plan nor options issued under it have previously received shareholder approval previously. Failure to approve the Plan as amended will not invalidate options previously awarded. The following table reflects information concerning security holder approval of the Company's equity compensation plan currently in place:

                                                        Number of securities
                                                        remaining available
                                                        for future issuance
            Number of securities    Weighted average    under equity
            issuable upon exercise  exercise price of   compensation plans
            of outstanding options, outstanding options,(excluding securities
            warrants and rights     warrants and rights reflected on column (a))
            ----------------------  ------------------- -----------------------
                      (a)                 (b)
Equity compensation
plans approved by
security holders       0                   0                     0

Equity compensation
plans not approved by
security holders       878,092          $0.92                50,000

Total                  878,092          $0.92                50,000

INDEPENDENT AUDITORS

	The Board of Directors of the Company has selected Philip Vogel & Co. PC as the Company's independent auditors for fiscal 2003. Representatives of Philip Vogel & Co. PC are expected to be present at the Annual Meeting of Shareholders on May 29, 2003 to make any statement if they desire to do so and to respond to any appropriate questions of the shareholders.

Audit Fees

The aggregate fees for professional services rendered by Philip Vogel & Co. PC for the audit of the Company's annual financial statements for fiscal 2002 and the review of the financial statements in the Company's Forms 10-QSB for that year were $43,300.

All Other Fees

The aggregate fees for all other services rendered by Philip Vogel & Co. PC to the Company for fiscal 2002 were $6,200.

	                    SHAREHOLDERS' PROPOSALS

	The day by which proposals of shareholders intended to be presented at the 2004 annual meeting of shareholders must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting is December 31, 2003. It is important that proxies be returned promptly. Shareholders are requested to date, sign and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. If you attend the 2003 Annual Meeting, you may revoke your proxy and vote in person if you so desire; otherwise your proxy will be voted for you.

						BY ORDER OF THE BOARD OF DIRECTORS
						Mark Kenner, Chairman of the Board
Dallas, Texas
April 29, 2003

NOTICE: Upon written request from a shareholder of record at March 31, 2003 (or from any beneficial owner representing that he is or was entitled to vote at the meeting), the Company will furnish without charge a copy of its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission, including financial statement and schedules thereto and a list of exhibits not contained therein. The Company will furnish copies of the full text of any such exhibits, if requested, upon payment in advance of the fee prescribed therefor as specified in the list of exhibits accompanying the Annual Report on Form 10-KSB. Such fee will reflect the Company's reasonable expenses incurred in providing copies of the exhibits. Requests should be directed to:


                                       Fred Kenner
                                       Arrow-Magnolia International, Inc.
                                       2646 Rodney Lane
                                       Dallas, Texas 75229

                      THIS PROXY IS SOLICITED ON
                   BEHALF OF THE BOARD OF DIRECTORS OF
                    ARROW-MAGNOLIA INTERNATIONAL, INC.

	The undersigned shareholder of Arrow-Magnolia International, Inc. (the "Company"), revoking all prior proxies, does by these presents name, constitute and appoint Mark Kenner and Fred Kenner and each of them, the true and lawful proxy and attorney-in-fact of the undersigned, with full power of substitution, to vote all shares of the Common Stock, par value $0.10 per share, of the Company standing in the name of the undersigned on the books of the Company at the close of business on March 31, 2003 or in respect of which the undersigned is entitled to vote at the Company's Annual Meeting of Shareholders, to be held on May 29, 2003 at 2646 Rodney Lane, Dallas, Texas 75229, and at any and all adjournments thereof, on the following matters:

	1. Election of Directors

	 FOR all nominees           	WITHHOLD
	listed below (except           	AUTHORITY to vote
	as marked to the               	for all nominees
	contrary below)                	listed below

	Mark Kenner, Fred Kenner, Fred T. Bennett, Robert D. DeRosier and Jeff
Levitt.
	(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

2. Approval of the Company's Non-Qualified Stock Option Plan as amended to increase the number of shares subject thereto to 1,007,600 to permit issuance of options to a Vice President

FOR			  AGAINST		ABSTAIN

3. In their discretion, upon such other procedural matters as may properly come before the meeting.

	Please complete, sign and mail this proxy promptly in the enclosed self-addressed envelope, which requires no postage if mailed in the United States.
IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" MATTERS NO.
1 AND NO. 2.

	The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement each dated April 29, 2003.

				Dated
, 2003


				Shareholder's Signature


				Shareholder's Signature

				NOTE: Please sign exactly as your name is
shown on the left. If stock stands in two or more names, please have all sign. If this Proxy is executed by a corporation, it should be signed in the name of the corporation by an officer thereunto duly authorized. If this Proxy is to be signed as attorney, executor, administrator, trustee, guardian, or in any representative capacity, the title of the person signing should be given in full and any necessary documentary evidence of authority to sign this Proxy should be presented.